UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2024

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34436 (Commission File Number)	27-0247747 (IRS Employer Identification No.)

591 West Putnam Avenue Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	STWD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Indenture and Senior Notes due 2030

On December 27, 2024, Starwood Property Trust, Inc., a Maryland corporation (the “Company”), closed its private offering of $500 million aggregate principal amount of its 6.500% unsecured senior notes due 2030 (the “Notes”), which priced on December 17, 2024. The Notes were issued under an indenture, dated as of December 27, 2024 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee. The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons in offshore transactions outside the United States in accordance with Regulation S under the Securities Act. The Notes are subject to restrictions on transfer and may only be offered or sold in transactions exempt from or not subject to the registration requirements of the Securities Act and other applicable securities laws.

The Company intends to allocate an amount equal to the net proceeds from the offering to finance or refinance, in whole or in part, recently completed or future eligible green and/or social projects. Net proceeds allocated to previously incurred costs associated with eligible green and/or social projects will be available for the repayment of indebtedness previously incurred. Pending full allocation of an amount equal to the net proceeds to eligible green and/or social projects, the Company intends to use the net proceeds to repay the Company’s $400 million outstanding aggregate principal amount of 3.750% Senior Notes due 2024 and for general corporate purposes, including the repayment of outstanding indebtedness under the Company’s secured financing agreements.

The Notes are senior unsecured obligations of the Company and will mature on July 1, 2030. The Notes bear interest at a rate of 6.500% per year. Interest on the Notes will be paid semi-annually in arrears on each January 1 and July 1, commencing July 1, 2025, to the persons who are holders of record of the Notes on the preceding December 15 and June 15, respectively.

The following is a brief description of the terms of the Notes and the Indenture.

Possible Future Guarantees

When the Notes are first issued they will not be guaranteed by any of the Company’s subsidiaries and none of the Company’s subsidiaries will be required to guarantee the Notes in the future, except that, under certain circumstances and subject to certain exceptions set forth in the Indenture, one or more of the Company’s Domestic Subsidiaries (as defined in the Indenture) (except for certain Excluded Subsidiaries or Securitization Entities (each as defined in the Indenture)) may be required to guarantee the payment of the Notes (the “Springing Guarantee Covenant”).

Ranking

The Notes will be:

•	the Company’s senior unsecured obligations;

•	pari passu in right of payment with all of the Company’s existing and future senior unsecured indebtedness and senior unsecured guarantees;

•	effectively subordinated in right of payment to all of the Company’s existing and future secured indebtedness and secured guarantees to the extent of the value of the assets securing such indebtedness and guarantees;

•	senior in right of payment to any of the Company’s future subordinated indebtedness and subordinated guarantees; and

•	effectively subordinated in right of payment to all existing and future indebtedness, guarantees and other liabilities (including trade payables) and any preferred equity of the Company’s subsidiaries (other than any Domestic Subsidiaries that may become guarantors of the Notes).

If any of the Company’s subsidiaries becomes a guarantor of the Notes, its guarantee will be:

•	a senior unsecured obligation of such guarantor;

•	pari passu in right of payment with all senior unsecured indebtedness and senior unsecured guarantees of such guarantor;

•	effectively subordinated in right of payment to all secured indebtedness and secured guarantees of such guarantor to the extent of the value of the assets securing such indebtedness and guarantees; and

•	senior in right of payment to any subordinated indebtedness and subordinated guarantees of such guarantor.

Such guarantor’s guarantee of the Notes and all other obligations of such guarantor under the Indenture will automatically terminate and such guarantor will automatically be released from all of its obligations under such guarantee and the Indenture under certain circumstances set forth in the Indenture, which may include the permanent termination and release of such guarantee and obligations on and after any date (the “Covenant Termination Date”) that (a) (i) if, on the Covenant Termination Date, the rating agencies that shall have most recently been selected by the Company for this purpose are two, the Notes have investment grade credit ratings from each of those selected rating agencies, or (ii) if, on the Covenant Termination Date, the rating agencies that shall have most recently been selected by the Company for this purpose are three, the Notes have investment grade credit ratings from at least two of those selected rating agencies, and (b) no Default or Event of Default (each as defined in the Indenture) has occurred and is continuing. The Springing Guarantee Covenant will also automatically and permanently terminate and be of no further force and effect on and after the Covenant Termination Date.

Optional Redemption

Prior to January 1, 2030, the Company may redeem some or all of the Notes at any time and from time to time at a price equal to 100% of the principal amount thereof, plus the applicable “make-whole” premium as of, and accrued but unpaid interest, if any, to, but excluding, the applicable date of redemption. On and after January 1, 2030, the Company may redeem some or all of the Notes at any time and from time to time at a price equal to 100% of the principal amount thereof plus accrued but unpaid interest, if any, to, but excluding, the applicable date of redemption.

In addition, prior to January 1, 2028, the Company may redeem up to 40% of the Notes using the proceeds of certain equity offerings at a price equal to 106.500% of the principal amount thereof, plus accrued but unpaid interest, if any, to, but excluding, the applicable date of redemption.

Change of Control

If a Change of Control Triggering Event (as defined in the Indenture) occurs, the Company will be required (unless the Company has exercised its right to redeem all of the Notes by sending a notice of redemption) to offer to repurchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus accrued but unpaid interest to, but excluding, the applicable Change of Control Payment Date (as defined in the Indenture).

Covenants

The Indenture contains covenants that, subject to a number of exceptions and adjustments, among other things:

•	limit the ability of the Company and its subsidiaries to incur additional indebtedness;

•	require that the Company and its subsidiaries maintain Total Unencumbered Assets (as defined in the Indenture) of not less than 120% of the aggregate principal amount of the outstanding Unsecured Indebtedness (as defined in the Indenture) of the Company and its subsidiaries; and

•	impose certain requirements in order for the Company to merge or consolidate with another person.

Certain of these covenants will automatically and permanently terminate and will be of no force or effect on and after the Covenant Termination Date (as defined above).

Events of Default

The Indenture also provides for Events of Default which, if any of them occurs, would permit or require the principal of and accrued and unpaid interest on all the outstanding Notes to become or to be declared due and payable.

The foregoing summary of the Indenture is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of December 27, 2024, between Starwood Property Trust, Inc. and The Bank of New York Mellon, as trustee (including the form of Starwood Property Trust, Inc.’s 6.500% Senior Notes due 2030).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2024	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ Jeffrey F. DiModica
	Name:	Jeffrey F. DiModica
	Title:	President